Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190344, No. 333-183389, No. 333-166958, No. 333-164733, No. 333-161545, No. 333-159381, No. 333-154514, No. 333-149848, No. 333-118814, No. 333-107896, No. 333-107895, No. 333-71336, No. 333-37638 and No. 333-34130) of ON Semiconductor Corporation of our report dated February 21, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
February 21, 2014